UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
——————

FORM 8-K

——————

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 25, 2013

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-23153

Utah	87-0543981
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

150 West Civic Center Drive, Suite 100, Sandy, Utah  84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2013, David Hanlon, a director of the Registrant since October 2006, tendered his resignation from the Board of Directors of the Registrant.  During his tenure on the Board of Directors, Mr. Hanlon had served on a number of committees of the Board of Directors; at the time of his resignation, Mr. Hanlon was serving as Chairman of the Board of Directors.  Mr. Hanlon was not a nominee for election at the Registrant’s Annual Meeting of Shareholders held on February 28, 2013 and his term would have ended following the election of the new Board of Directors reported under Item 5.07, below.

Mr. Hanlon informed the Board of his resignation and his reasons for terminating his association with the Registrant by correspondence addressed to the Board of Directors.  A copy of Mr. Hanlon’s correspondence is furnished with this Current Report as an exhibit.  A majority of the Registrant’s Board of Directors disagrees with the positions asserted by Mr. Hanlon in his resignation.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of SecureAlert, Inc., a Utah corporation (the “Registrant”), was held on February 28, 2013.  All shareholders of record at the close of business on January 2, 2013 were entitled to vote at the annual meeting.  As of the record date, holders of 640,088,850 shares of common stock of the Registrant were entitled to vote at the meeting.  In addition, holders of 48,763 shares of Series D Preferred Stock of the Registrant (representing the right to vote the equivalent of 292,578,000 shares of common stock on an as-converted basis) were entitled to vote at the meeting.  Accordingly, the total number of voting shares deemed outstanding for purposes of the meeting was 932,666,850.

The following directors were elected at the meeting:

			Broker
Director	Votes For	Votes Withheld	Non-votes

David Boone	429,032,885	22,428,213	49,592,389

Winfried Kunz	324,427,725	127,033,373	49,592,389

George F. Schmitt	326,150,518	125,310,580	49,592,389

Rene Klinkhammer	449,871,356	1,589,742	49,592,389

Guy Dubois	449,887,067	1,574,031	49,592,389

Dan Mabey	345,177,951	106,283,147	49,592,389

Other matters voted on at the meeting and the votes cast for, against and withheld are listed below:

NO.	PROPOSAL DESCRIPTION	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
1.	To elect six director nominees to serve until the next Annual Meeting of Shareholders and the election and qualification of their successors.	See Total above for election of directors

2.	To approve an amendment (the “Reverse Split Amendment”) to the Articles of Incorporation to effect, in the discretion of the Board of Directors, a reverse stock split of common stock at any time prior to the next Annual Meeting of Shareholders at a reverse split ratio in the range of between 1-for- 200 and 1-for-400, which specific ration will be determined by the Board of Directors (the “Reverse Stock Split”).	498,926,260	1,755,184	372,043

3.	To approve an amendment to the Articles of Incorporation (the “Authorized Share Reduction Amendment”) to decrease the number of shares of Common Stock that the Company is authorized to issue from 1,250,000,000 to 15,000,000 shares. The Authorized Share Reduction Amendment will not be implemented and the decrease in authorized shares of Common Stock will not occur unless the Reverse Stock Split is approved by the Shareholders	498,929,995	1,731,156	380,080	12,256

4.	Advisory Vote on Executive Compensation	443,745,638	1,875,026	5,840,434	49,592,389

5.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. Yearly Every Two Years Every Three Years	272,617,378 1,510,333 150,168,836		27,164,551	49,592,389

6.	Ratification of Hansen Barnett & Maxwell, P.C. as the Company’s independent registered public accountants	485,857,070	8,622,613	6,573,784	20

Subsequent to the Annual Meeting of Shareholders the newly elected Board of Directors met and elected Guy Dubois as Chairman. Mr. Dubois and David Boone were appointed as members of the Executive Committee, such committee is the current acting Chief Executive Officer of the Registrant.

Item 9.01 Financial Statements and Exhibits.

17.1  Resignation from the Board of Directors from David Hanlon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SecureAlert, Inc.

	By:	/s/ Chad D. Olsen
Dated: March 1, 2013		Chad D. Olsen Chief Financial Officer